Exhibit 5.1

Burns & Levinson LLP

125 Summer Street

Boston, MA 02110

December 28, 2005

Indevus Pharmaceuticals, Inc.

33 Hayden Avenue

Lexington, MA 02421-7966

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed as of this date with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 10,000,000 shares of the common stock, $.001 par value per share (the “Shares”), of Indevus Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

We have acted as counsel for the Company in connection with its issuance and sale of the Shares and the preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. In our examination of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in the manner described in the Registration Statement, will be duly authorized, legally issued, fully paid and nonassessable. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the use of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and further consent to the use of our name in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

Very truly yours,

/s/ BURNS & LEVINSON LLP

BURNS & LEVINSON LLP